SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K
                              ---------------------


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-50469



                          Date of Report: May 15, 2008





                             GREENSHIFT CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                             59-3764931
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 (State of other jurisdiction of                                  (IRS Employer
incorporation or organization                                Identification No.)


One Penn Plaza, Suite 1612, New York, NY                                  10019
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(Address of principal executive offices)                             (Zip Code)


                                 (212) 994-5374
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               (Registrant's telephone number including area code)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.01         Completion of Acquisition of Assets

Effective May 15, 2008, pursuant to an Exchange Agreement dated as of that date, the Company and the owners of Biofuels Industries Group, LLC (d/b/a NextDiesel(TM)) ("BIG") exchanged Company stock in return for 100% of the equity of BIG. This transaction is currently in escrow pending receipt of all final post-closing deliverables, which are expected to be finalized within two days.

BIG owns and operates a biodiesel production facility in Adrian, Michigan based on the Company's patent-pending biodiesel technology. This facility has a current production capacity of 10 million gallons of biodiesel per year and it already includes much of the equipment necessary to rapidly scale to 20 million gallons per year. In addition, this facility has been specifically designed to refine the Company's extracted corn oil supplies into biodiesel.

The Exchange Agreement and related transaction documents (collectively, the "BIG Acquisition Agreement") provides for the following terms and conditions:

     >> Vested Company Shares. The issuance by the Company to the BIG shareholders of 20,000,000 shares of Company common stock.

     >> Performance-based Company Shares. The issuance by the Company to the BIG shareholders of 20,000 shares of the Company's new Series E Preferred Stock (the "Series E Shares"), which shares are convertible at a fixed rate of 1 preferred share to 1,000 common shares into a total of 20,000,000 shares of Company common stock; provided, however, that the Series E Shares shall be convertible into Company common shares in proportion to the Company's earnings before interest, taxes, depreciation and amortization and non-cash and non-recurring items ("EBITDA") and will be fully convertible into 20,000,00 common shares if only if the Company achieves $50,000,000 in EBITDA during one year period.

     >> Performance-based Cash Hurdle. The payment by BIG to BIG's founding shareholders of $1,000,000 in cash payable upon the realization by the Company of $10,000,000 in annualized EBITDA.

     >> Redemption of BIG Equity Investment. The redemption by BIG of BIG's "Class A Membership Units" for a total of $9 million payable with a 12% coupon commencing January 30, 2009 at a rate equal to 30% of BIG's net cash flows (after all operating costs and regular debt payments have been paid) (the "Class A Redemption").

     >> Guaranty of BIG's Founding Shareholders. BIG's founding shareholders have agreed to keep their personal guaranties of BIG's senior loans in place (the "BIG Loans") in return for a guaranty fee equal to 5% of the balance due under the BIG Loans (the "Guaranty Fee"). The Company has agreed to use its best efforts to refinance the BIG Loans to remove these guaranties on or before the first anniversary of the effective date of the acquisition. If this condition is not satisfied, then the Guaranty Fee shall increase to 7% and BIG shall accelerate and prepay the principal amount of the BIG Loans at the rate of $1,000,000 plus 25% of BIG's net cash flows until paid in full (the "Guaranty Payments").

     >> Guaranty of the Company and its Founding Shareholder. The Company, Viridis Capital, LLC and Kevin Kreisler (the "GreenShift Parties") entered into a Contribution Agreement with NextFuels, LLC, the holding company of the founding shareholders of BIG, relative to the agreement of the GreenShift Parties to guaranty the guaranty of the BIG Loans by BIG's founding shareholders. The obligations of the GreenShift Parties under the Contribution Agreement are subordinated to the interests of YA Global Investments, LP ("YAGI"), the Company's senior lender.

     >> Potential Rescission. The Company's equity in BIG is subject to rescission in the event that: (a) the BIG Loans are not timely serviced and kept in good standing, (b) the Guaranty Payments, if relevant, are not timely made, and (c) if the Class A Redemption payments are not made to the extent that they are due. This term expires automatically upon the full payment and/or refinancing of the BIG Loans without the guaranty of the BIG founding shareholders and the full payment of the Class A Redemption.

     >> Consulting Agreement. BIG's chief executive officer and one of its founding shareholders, Terry Nosan, entered into a consulting agreement with BIG at closing pursuant to Mr. Nosan will provide management services to BIG and the Company. Mr. Nosan was also appointed to the Company's board of directors.

Series E Preferred Stock

Each share of Series E Preferred Stock may be converted by the holder into 1,000 shares of common stock. The holders would be entitled to cumulative dividend rights equal to that of 1,000 common shareholders upon the declaration of dividends on common stock, and have voting privileges of one vote to every one common share. As noted above, the Series E Shares are only convertible into Company common shares on a pro-rated basis in conjunction with the Company's realization of $50,000,000 in EBITDA.

The following is a schedule of Company common shares potentially issuable upon conversion of the Series E Shares in the event and to the extent that the Company achieves the agreed upon EBITDA targets:

Annualized                           Number of Series E Shares                             Number of Common Shares
EBITDA Target ($)                       That Can Be Converted                             Issuable Upon Conversion
------------------------------------------------------------------------------------------------------------------
$    5,000,000                                           2,000                                           2,000,000
$   10,000,000                                           4,000                                           4,000,000
$   15,000,000                                           6,000                                           6,000,000
$   20,000,000                                           8,000                                           8,000,000
$   25,000,000                                          10,000                                          10,000,000
$   30,000,000                                          12,000                                          12,000,000
$   35,000,000                                          14,000                                          14,000,000
$   40,000,000                                          16,000                                          16,000,000
$   45,000,000                                          18,000                                          18,000,000
$   50,000,000                                          20,000                                          20,000,000

Pro Forma Fully Diluted Shares of Common Stock Outstanding

The following schedule reconciles the Company current share structure with its pro forma fully diluted share structure based on the shares of common stock outstanding as of May 15, 2008 (after closing of the BIG acquisition described above) plus the performance-based shares described above:

                              Current Issued                Pro Forma Shares Outstanding Upon Satisfaction of
                             and Outstanding                       Performance-Based EBITDA Threshold
                                Common Stock       $10,000,000       $25,000,000      $50,000,000      $75,000,000
------------------------------------------------------------------------------------------------------------------
Public Float                      56,044,957        56,044,957        56,044,957       56,044,957       56,044,957
Employee Pool                      8,832,392        16,533,333        36,133,333       69,133,333       69,133,333
Viridis Capital, LLC                 154,000        16,794,000        41,754,000       83,354,000      124,954,000
BIG Shareholder Group             20,000,000        24,000,000        30,000,000       40,000,000       40,000,000
-------------------------------------------------------------------------------------------------------------------
Pro Forma Shares Outstanding      85,031,348       113,172,290       163,932,290      248,532,290      290,132,290

Item 5.02         Election of Directors

On May 15, 2008, in connection with the closing of the acquisition of Biofuel Industries Group, LLC, the Company's Board of Directors elected Terry J. Nosan to serve as a member of the GreenShift Corporation Board of Directors. Information regarding Mr. Nosan follows:

     Terry J. Nosan (57), chief executive officer of Biofuel Industries Group, LLC (d/b/a NextDiesel(TM)), is an attorney who has spent most of his working career in the real estate development and construction business. Mr. Nosan graduated the University of Michigan with a Bachelors Degree in 1972 and Detroit College of Law "Cum Laude" in 1976. Mr. Nosan worked for State of Michigan Office of the Attorney General from 1976 through 1979. As an Assistant Attorney General he represented various state departments in a wide variety of business and civil matters before federal and state courts. He also researched and drafted Attorney General Opinions which were requested by the Governor, state legislators or department heads. Mr. Nosan has also been a principal in numerous residential building companies involved in the development and construction of over a thousand home sites, homes and condominiums in the Metropolitan Detroit area. Mr. Nosan has also developed, owned and operates various office and industrial properties.

     Mr. Nosan and his partners became interested in the biodiesel business in early 2005 when they were approached with an opportunity to invest in a biodiesel production facility in another state. As they researched the opportunity, they became extremely interested in the biodiesel industry which was proven in Europe but just emerging in the United States. By mid 2005, Biofuel Industries Group was formed with partners Michael Horowitz, Brad Schram and Tim VerVaecke to investigate the feasibility of starting a biodiesel production facility. Over the next year, Mr. Nosan and his partners learned about every phase of the business and hired consultants in technical, risk management and sales and marketing areas to advise on the feasibility of actually constructing and operating a production facility.

     By fall of 2006 the Adrian, Michigan site for the NextDiesel facility had been chosen due to its proximity to several large metropolitan markets, a large amount of raw material (feedstock) available within reasonable distance and access to rail and excellent roads. The facility received the first Renewable Energy Renaissance Zone designation in the State of Michigan. Construction commenced in December 2006 and the NextDiesel plant began production in September 2007. Through his hands on involvement in the design, construction, commissioning and operation of the NextDiesel facility Mr. Nosan has gained a broad knowledge of all aspects of the biodiesel business.




                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        GREENSHIFT CORPORATION

Dated:  May 20, 2008                    By:  /s/      Kevin Kreisler
                                             ------------------------
                                                      Kevin Kreisler
                                                      Chief Executive Officer